EXHIBIT 4.7

                                HEICO CORPORATION
                             1993 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to advance the interests of HEICO Corporation, a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide management and other services and upon whose efforts and judgment the success of the Company and Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 12 hereof, or if not appointed, the Board.

                  (c) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  (d) "Director" shall mean a member of the Board.

                  (e) "Disinterested Person" shall mean a Director who, during one year prior to the time he serves on the Committee and during such service, has not received Shares, options for Shares or any rights with respect to Shares under this Plan or any other employee and/or Director benefit plan of the Company or any of its affiliates except pursuant to an election to receive annual director's fees in securities of the Company.

                  (f) "Employee" and "employment" shall, except where the context otherwise requires, mean or refer to a Director and his Directorship as well as to a regular employee and his employment.

                  (g) "Fair Market Value" of a Share on any date of reference shall mean the Closing Price of the Common Stock on such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, or (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for Common Stock as reported by the National Quotation Bureau, Incorporated, if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding business days.

                  (h) Grantee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of death of such person or transfer of such option as may be allowed under this Plan.

                  (i) "Incentive Stock Option" means an option to purchase Shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (j) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (k) "Key Employee" means any person, including officers and Directors, in the regular full-time employment of the Company or any Subsidiary who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or all of the business of the Company or a Subsidiary.

                  (l) "Non-qualified Stock Option" means an option to purchase Shares of Common Stock which is not intended to qualify as an Incentive Stock Option.

                  (m) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (n) "Plan" shall mean this 1993 Stock Option Plan for HEICO Corporation.

                  (o) "Share(s)" shall mean a share or shares of the Common
         Stock.

                  (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations, beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing ten (10) percent or more of any class of any equity security in one of the other corporations in such chain and has the right to direct the management of the other corporation.

         3. SHARES AND OPTIONS. The Company may grant to Grantees from time to time Options to purchase an aggregate of up to 1,949,500 shares of Common Stock and 1,138,582 shares of Class A Common Stock from Shares held in the Company's treasury or from authorized and unissued Shares. Of this amount, all or any may be optioned as Incentive Stock Options, as Non-qualified Stock Options, or any combination thereof. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an Option Agreement, which Option Agreement may be altered consistent with this Plan and with the approval of both the Committee and the Grantee, that may contain terms deemed necessary or desirable by the Committee, including, but not limited to, a requirement that the Grantee agree that, for a specified period after termination of his employment, he will not enter into any employment with, or participate directly or indirectly in, any entity which is directly or indirectly competitive with the Company or any of its Subsidiaries, provided such terms are not inconsistent with this Plan or any applicable law. Grantees shall be selected by the Committee in its discretion and shall be employees and Directors who are not employees; provided, however, that Directors who are not employees shall not be eligible to receive Incentive Stock Options. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Grantee for a specified period of time, provided that such terms and conditions are not more favorable to the Grantee than those expressly permitted herein.

                  (c) The Options granted to Grantees under this Plan shall be in addition to regular salaries, Director's fees, pension, life insurance or other benefits related to their employment or Directorships with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or Directorship or continuation of employment or Directorship by the Company or any of its Subsidiaries.

                  (d) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

                  (e) During each fiscal year of the Company, no Employee may be granted Option(s) to purchase more than 100,000 Shares.

                  (f) No employee may be granted any Incentive Stock Option pursuant to this plan to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options granted to the employee under the terms of this Plan or its predecessor after December 31, 1986 are exercisable for the first time by the employee during any calendar year exceeds $100,000.

                  (g) Option agreements with respect to Incentive Stock Options shall contain such terms and conditions as may be required under
         Section 422 of the Internal Revenue Code, as such section may be amended from time to time.

         5. OPTION PRICE. The option price per share of any Option shall be the price determined by the Committee; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than (i) 100% or
(ii) in the case of an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, 110%, of the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option, as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may, in the discretion of the Committee or the Board, consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares, including the withholding of Shares issuable upon exercise of the Option, as the Company determines will not cause the Company to recognize for a financial accounting purposes a charge for compensation expense, (5) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (6) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with

Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided herein.

         7. EXERCISEABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in the corresponding Option agreement, except as otherwise provided in this Section 7.

                  (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Incentive Stock Option be exercisable after the expiration of (i) ten (10) years from the date of grant of the Option or (ii) in the case of an individual who owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company, five years from the date of the grant of the Option.

                  (b) Except to the extent otherwise provided in any Option agreement, each outstanding Option shall become immediately fully exercisable

                           (i) if any "person" (as such term is used in Sections
                  13(d) and 14(d) (2) of the Securities Exchange Act of 1934), except the Mendelson Reporting Group, as that group is defined in an Amendment to a Schedule 13D filed on February 26, 1992 or any subsequent amendment to the aforementioned 13D, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Corporation's then outstanding securities;

                           (ii) if, during any period of two consecutive years,
                  individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the Board in existence immediately preceding the two year period shall have nominated the new Directors whose Directorships have create the altered Board composition; or

                           (iii) if the stockholders of the Company shall
                  approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned) provided, however, that a merger or reorganization pursuant to which the Company merges with a Subsidiary which is owned principally by the Company's pre-merger or reorganization shareholders and which becomes publicly traded within five (5) business days thereafter shall not trigger immediate Exerciseability under this Section 7; or

                           (iv) if the stockholders of the Company shall approve
                  a plan for the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company (unless such approved plan is subsequently abandoned).

                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

         8. TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           (i) one week after the date on which the Grantee's
                  employment is terminated for any reason other than by reason of (A) cause (which, for purposes of this Plan, shall mean the termination of the Grantee's employment by reason of the Grantee's willful misconduct or gross negligence), (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death; provided, however, that the one week period may be extended by the Committee to up to three (3) months with respect to Incentive Stock Options and up to thirty six (36) months in the case of Non-qualified Stock Options;

                           (ii) immediately upon termination of the Grantee's
                  employment for cause, provided, however, that the Committee may extend the period to up to three (3) months with respect to Incentive Stock Options and up to thirty six (36) months in the case of Non-qualified Stock Options;

                           (iii) six months after the date on which the
                  Grantee's employment is terminated by reason of mental or physical disability as determined by a medical doctor satisfactory to the Committee, provided, however, that the Committee may extend the period to up to thirty six (36) months in respect to Non-qualified Stock Options;

                           (iv) (A) twelve months after the date of termination
                  of the Grantee's employment by reason of death of the Grantee, or (B) three months after the date on which the Grantee shall die if such death shall occur during the six (6) month period specified in Subsection 8(a)(iii) hereof, provided, however, that the Committee may extend the period to up to thirty six
                  (36) months in respect to Non-qualified Stock Options.

                  (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 7(b)(iii) or (iv) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after stockholder approval of such corporate transaction.

         9. ADJUSTMENT OF SHARES.

                  (a) If, at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
                  maximum number of Shares available for grant under the Plan (including, but not limited to, shares permitted to be granted to any one individual employee), so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made in the
                  number of Shares and the option price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate option price.

                  (b) Subject to the specific terms of any Option agreement, the Committee may change the terms of Options outstanding under this Plan with respect to the option price or the number of Shares subject reason of a corporate transaction described in Subsections 7(b)(iii) or (iv) hereof.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or option price of Shares then subject to outstanding Options granted under this Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. TRANSFERABILITY OF OPTIONS. Each Option agreement shall provide that the Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution or, in the case of Non-qualified Stock Options, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Committee may waive the foregoing transferability restriction with respect to Non-qualified Stock Options on a case-by-case basis.

         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such arrangement or undertakings, if any, as the Committee may deem necessary or advisable to ensure compliance with any applicable federal or state securities law or regulation, including, but not limited to, the following:

                           (i) a representation and warranty by the Grantee to
                  the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement to
                  be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         12. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by a stock option committee (herein called the "Committee") consisting of not less than two (2) Directors, all of whom shall be Disinterested Persons; provided, however, that if no Committee is appointed, the Board may administer the Plan provided that all members of the Board at the time are Disinterested Persons. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes f the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

                  (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         13. INTERPRETATION.

                  (a) If any provision of the Plan should be held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                  (b) This Plan shall be governed by the laws of the State of Florida

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         14. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee may from time to time amend the Plan or any Option consistent with the Plan; provided, however, that (except to the extent provided in Section 9) no such amendment may, without approval by the stockholders of the Company, (a) increase the number of Shares reserved for Options, (b) change the requirements for eligibility to receive Options, or (c) materially increase the benefits accruing to the participants under the Plan; and provided, further, that (except to the extent provided in Section 8) no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Grantee without the consent of such Grantee.

         15. EFFECTIVE DATE AND TERMINATION DATE. The effective date of this Plan shall be March 17, 1993 provided that the Plan is approved by the Company's Stockholder(s), and the Plan shall terminate on the tenth (10th) anniversary of the effective date. After such termination date, no Options may be granted hereunder; provided, however, that Options outstanding at such date may be exercised pursuant to their terms.

Dated as of the 16th                             HEICO CORPORATION
day of March, 1999.

                                                 By: /s/ LAURANS A. MENDELSON
                                                     ---------------------------
                                                         Laurans A. Mendelson
                                                         Chairman, President and
                                                         Chief Executive Officer